  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 22, 2002

                                                    REGISTRATION NO: 333-_______

================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   -----------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   -----------

                               ZOMAX INCORPORATED
             (Exact name of registrant as specified in its charter)

          MINNESOTA                           3652                     NO. 41-1833089
(State or other jurisdiction of    (Primary Standard Industrial       (I.R.S. Employer
incorporation or organization)     Classification Code Number)     Identification Number)

                                5353 NATHAN LANE
                            PLYMOUTH, MINNESOTA 55442
                                 (763) 553-9300
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                   -----------

                                JAMES T. ANDERSON
                            CHAIRMAN OF THE BOARD AND
                             CHIEF EXECUTIVE OFFICER
                               ZOMAX INCORPORATED
                                5353 NATHAN LANE
                            PLYMOUTH, MINNESOTA 55442
                                 (763) 553-9300

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:

                                 THOMAS R. KING
                                 MELODIE R. ROSE
                            Fredrikson & Byron, P.A.
                            1100 International Centre
                             900 Second Avenue South
                          Minneapolis, Minnesota 55402
                                 (612) 347-7000

                                   -----------

         Approximate date of commencement of proposed sale of the securities to the public: From time to time after this registration statement becomes effective.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

         If any of the securities being offered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                         CALCULATION OF REGISTRATION FEE

                                                             PROPOSED MAXIMUM   PROPOSED MAXIMUM
        TITLE OF EACH CLASS OF               AMOUNT TO        OFFERING PRICE       AGGREGATE          AMOUNT OF
     SECURITIES TO BE REGISTERED           BE REGISTERED       PER SHARE(1)    OFFERING PRICE(1)   REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------
Common stock, no par value               15,000,000 shares        $6.955       $104,325,000.00     $9,597.90

(1) The registration fee was calculated pursuant to Section 6 of the Securities Act and Rule 457(c), based on the average of the high and low sale prices of the registrant's Common Stock on March 21, 2002 (a date within five business days prior to the date of filing).

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY CHANGE. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                  PRELIMINARY PROSPECTUS--SUBJECT TO COMPLETION

                               ZOMAX INCORPORATED

                        15,000,000 Shares of Common Stock

         We are offering these shares in exchange for the assets or securities of businesses that we or a subsidiary may acquire from time to time. We may also issue these shares upon exercise of options, warrants and similar securities that we issue or assume in these acquisitions.

         We generally determine the specific terms of an acquisition through negotiations with the owners or the persons who control the business, assets or securities to be acquired. These terms include the number of Zomax shares we will issue in the acquisition or a formula to determine that number. We may structure an acquisition in a variety of ways, including acquiring stock, other equity interests or assets of the acquired business or merging the acquired business with us or one of our subsidiaries.

         We expect the price of shares issued in an acquisition to be related to their market price, either when we agree to the acquisition, when we issue the shares or during some other negotiated period.

         Once we know the actual information about a specific acquisition, we may provide further information by means of a post-effective amendment to the registration statement of which this prospectus is a part or by means of a supplement to this prospectus. We are paying all expenses of this offering.

         With our consent, this prospectus may also be used by the persons owning or controlling the assets or securities of businesses that we acquire to sell the shares they receive from us to the public. If this happens, we will not receive any proceeds from such sales.

         We do not expect to pay any underwriting discounts or commissions in connection with issuing these shares, although we may pay finder's fees in specific acquisitions. Any person receiving a finder's fee may be deemed an underwriter within the meaning of the Securities Act of 1933.

         Our common stock trades on the Nasdaq Stock Market under the symbol ZOMX. On March 21, 2002, our stock closed at $7.10 a share.

                             -----------------------

                FOR INFORMATION CONCERNING CERTAIN RISKS RELATING
                     TO AN INVESTMENT IN ZOMAX COMMON STOCK
                     SEE "RISK FACTORS" BEGINNING ON PAGE 4.

                             -----------------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SHARES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this prospectus is _____________, 2002.

                             ADDITIONAL INFORMATION

         This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. See "Where You Can Find More Information" on page 10 of this prospectus for a list of the documents that we have incorporated into this prospectus.

         The documents are available to you without charge through the Securities and Exchange Commission website at http://www.sec.gov or from Zomax upon written or oral request made as follows:

                                    John Gelp
                               Zomax Incorporated
                                5353 Nathan Lane
                            Plymouth, Minnesota 55422
                                 (763) 553-9300

         To ensure timely delivery of the requested information, you should make your request at least five business days before the date you must make your investment decision.


                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----
ABOUT ZOMAX.................................................................3
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS...........................3
RISK FACTORS................................................................4
RESALE OF SECURITIES COVERED BY THIS PROSPECTUS.............................7
LEGAL MATTERS...............................................................9
EXPERTS.....................................................................9
WHERE YOU CAN FIND MORE INFORMATION........................................10

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                                   ABOUT ZOMAX

     We are a leading international outsource provider of process management services. Our fully integrated services include "front-end" e-commerce support; contact center and customer support solutions; DVD authoring services; CD and DVD mastering; CD and DVD replication; supply chain and inventory management; graphic design; print management; assembly; packaging; warehousing; distribution and fulfillment; and RMA processing. By providing a full range of process management services, we differentiate ourselves from our competitors who offer only a subset of these services. We believe our expertise and capital investment allow our customers to focus on their core competencies, reduce costs, accelerate time to market, access replication and design capabilities, reduce capital investment, improve inventory management and purchasing power, and access manufacturing, warehousing and distribution capabilities in a variety of geographic regions.

         We services a broad customer base, including Microsoft(R), Logitech(R), Apple(R), Novell(R), Hewlett Packard(R), Dell(R) and Gateway(R). We have demonstrated an ability to provide consistently high quality products and services in a short turnaround time. We believe our high level of customer service and responsiveness to customers' needs provides us with a competitive advantage which further differentiates us from our competitors.

         We were established in 1996 and currently have eight offices and facilities with approximately 1,300 employees located in the United States, Canada and Ireland. Our executive offices are located at 5353 Nathan Lane, Plymouth, Minnesota 55442, and our telephone number is (763) 553-9300.


                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus and the documents incorporated by reference into this prospectus may contain forward-looking statements. Forward-looking statements can be identified by the use of terminology such as "anticipate," "believe," "estimate," "expect," "intend," "may," "could," "possible," "plan," "project," "will," "forecast" and similar words or expressions. Our forward-looking statements generally relate to our growth strategy, financial results and sales efforts.

         Do not unduly rely on forward-looking statements. They give our expectations and are not guarantees. By their nature, forward-looking statements are subject to risks and uncertainties. There are a number of factors that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Many of these factors are beyond our control. Although it is not possible to create a comprehensive list of all factors that may cause our actual results to differ from our forward-looking statements, such factors include, among others, those identified in the "Risk Factors" section of this prospectus, which starts on page 4. Forward-looking statements speak only as of the date of the document in which they are made, and we might not update them to reflect changes that occur after that date. We undertake no obligation to update any forward-looking statement, but investors are advised to consult any further disclosures by us on this subject in our filings with the Securities and Exchange Commission.

                                  RISK FACTORS

         YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, TOGETHER WITH OTHER INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, IN EVALUATING WHETHER TO INVEST IN OUR SHARES.

OUR ACQUISITION STRATEGY MIGHT BE UNSUCCESSFUL.

         A component of our business strategy is the acquisition of other businesses, technologies, services and products. Our growth could be slowed if we are unable to identify acceptable acquisition candidates in suitable locations, complete acquisitions on favorable terms, and successfully integrate acquired businesses with our existing operations.

         Acquisitions involve a number of risks, including:

         o adverse effects on our reported operating results due to charges associated with the acquisitions;

         o        loss of customers;

         o difficulties in management and integration of the acquired business;

         o increased expenses, including compensation expense resulting from newly hired employees;

         o        diversion of management resources and attention; and

         o potential disputes with sellers of acquired businesses, technologies, services or products.

         Client dissatisfaction or performance problems with an acquired business, technology, service or product could also have a material adverse impact on our reputation as a whole. In addition, any acquired business, technology, service or product could significantly underperform relative to our expectations, which could cause an unanticipated decrease in our sales or net income.

IF WE FAIL TO RESPOND TO TECHNOLOGICAL CHANGES, OUR BUSINESS WILL SUFFER.

         The industries in which we compete are subject to change as existing technology is enhanced or new technology is developed and customer needs shift. There can be no assurance that we will be able to adapt our manufacturing processes or services to new technologies, that we will have the financial resources to make the capital expenditures necessary for these adaptations or that we will be able to generate sufficient sales to recover these capital expenditures. Additionally, several existing technologies compete with our products that deliver digital information. Portable media, such as digital audio tape, digital compact cassette and mini-disc have already been introduced commercially but have not yet achieved widespread consumer acceptance. In addition, one-time recordable CDs ("CD-R") are available and are often used to replicate short run products that are more expensive to manufacture in the traditional manner. We do not expect any of these technologies to expand beyond their current markets in the near future. Further, electronic on-line delivery of digital information, such as through the Internet, is a potential future competitor of CD and DVD technology. We believe that current and projected transmission speeds and infrastructure limitations of on-line delivery systems will prevent them from replacing CD and DVD technology in the foreseeable future. In addition, future advances in CD and DVD technology, such as higher speed drives and greater data compression, could increase the advantages of these technologies over electronic on-line delivery and other potential competitive technologies. We believe that our future success will in part depend on our ability to deliver services that meet changing technology and customer needs. If we fail to successfully anticipate and respond to the changing technological needs of our customers on a cost-effective basis and in a timely manner our business, financial condition and results of operations could be materially adversely affected.

THE SUCCESS OF OUR BUSINESS IS DEPENDENT ON OUR RELATIONSHIP WITH MICROSOFT CORP., THE LOSS OF WHICH WOULD SIGNIFICANTLY REDUCE OUR REVENUES AND NET INCOME.

         We are an authorized replicator of Microsoft, which allows us to replicate Microsoft products for any authorized distributor. We are also authorized to perform fulfillment services for Microsoft licensed OEMs. These arrangements are pursuant to annual agreements with Microsoft. We also provide certain telemarketing and fulfillment services to Microsoft under a one-year Master Services Agreement, which expires in June 30, 2002. We expect, but cannot guarantee, that these agreements will be renewed. Revenues derived from all of our Microsoft activities accounted for 35% of our consolidated sales in 2001, 40% of our consolidated sales in 2000 and 39% of our consolidated sales in 1999. Our business, financial condition and results of operations would be materially and adversely affected if we were to lose our relationship with Microsoft and the agreements with Microsoft were terminated.

IF WE FAIL TO COMPETE SUCCESSFULLY IN THE INTENSELY COMPETITIVE AND CONSOLIDATING MULTI-MEDIA SERVICES INDUSTRY, OUR MARKET SHARE WILL DECREASE.

         The multimedia service industry is highly competitive and is experiencing consolidation. We compete primarily with independent service providers such as Disctronics, Inc., Bertlesman, Cinram International Inc., Startek Corporation, JVC, Modus Media International and Metatec Corporation. These service providers generally have the ability to handle large volume requirements and have varying degrees of service capability but do not typically offer as comprehensive a range of outsource services as we do. To a lesser extent, we compete with large service providers who are affiliates with major international music companies and have significantly greater resources than us, and small localized service providers. Affiliates of major music companies such as Sony Music Entertainment, Inc., PolyGram Holdings, Inc., Warner Music, BMG Music and EMI Music dedicate a majority of their manufacturing capacity to the production of CD-Audio for affiliated record labels and typically offer a limited range of services. Small localized service providers generally offer limited production capacity and offer a limited range of related services.

         Some of our national and regional competitors are, and future potential competitors may be, larger and more established with greater financial and other resources than us, particularly as consolidation in the industry continues. As a result, such competitors may be able to respond more quickly to market changes or to devote greater resources to the manufacture, promotion and sale of their products and services than us.

A DECLINE IN THE COMPUTER HARDWARE AND SOFTWARE PUBLISHING INDUSTRIES COULD REDUCE OUR REVENUE.

         A substantial portion of our sales are to customers in the computer hardware and software publishing industries. Our revenues are, therefore, dependent upon the performance and financial stability of customers in these industries, which are affected by general economic conditions, changing consumer trends, sales of personal computers, the installed base of CD and DVD drives and other interactive disc players and the ability of software publishers to create products and applications for CDs and DVDs that achieve market acceptance. If our customers' products do not gain or do not sustain market acceptance, if PC market demand continues to decline, or if the market share of our customers declines or fails to grow at historical levels, demand for our services may decline and we may have lower than expected revenue and earnings.

IF CD AND DVD PRICES AND DEMAND CONTINUE TO DECLINE, OUR REVENUES AND MARGINS WOULD BE REDUCED, WHICH WOULD ADVERSELY IMPACT OUR OPERATING RESULTS.

         In the past, wholesale CD and DVD prices have declined, primarily due to increased competition. During these periods of declining prices, we have been able to maintain profitability by offsetting declining prices through increases in sales volume and improvements in manufacturing efficiencies. However, the decline in the worldwide demand for CDs and DVDs has made it more difficult for us to increase sales volume and has resulted in excess installed manufacturing capacity at Zomax and in the industry. If prices and demand continue to decline we may not be able to reduce our costs or increase our volume to offset these declines, and our manufacturing capacity installed may be further underutilized. Continued decline in CD and DVD prices and demand would have a material adverse effect on our business, financial condition and results of operations.

WE FACE RISKS INHERENT IN CONDUCTING INTERNATIONAL OPERATIONS ANY OF WHICH COULD HAVE AN ADVERSE IMPACT ON OUR OPERATIONS.

         We currently have operations in Canada and Ireland, in addition to the United States. We face certain risks inherent in conducting international operations, including:

         o added complexities in operations, including multiple languages, currencies, bills of materials and stock keeping units;
         o        exposure to currency fluctuations;
         o        longer payment cycles;
         o        greater difficulties in accounts receivable collections;
         o the complexity of ensuring compliance with multiple U.S. and foreign laws, particularly differing laws on intellectual property rights and export control; and
         o labor practices, difficulties in staffing and managing foreign operations, political instability and potentially adverse tax consequences.

There can be no assurance that these factors will not have an adverse impact on our business, financial condition and results of operations in the future.

OUR BUSINESS COULD BE SUBSTANTIALLY HARMED IF WE ARE UNABLE TO OBTAIN AND MAINTAIN LICENSES TO USE PATENTED CD AND DVD MANUFACTURING TECHNOLOGY IN OUR OPERATIONS.

         We manufacture CDs and DVDs using patented technology primarily under nonexclusive licenses with U.S. Philips Corporation and Discovision Associates. Our CD licenses grant us non-exclusive, royalty-bearing and non-transferable licenses to make, use and sell CDs. The royalty payments due under our CD licenses generally depend on the number of CDs sold, their size and their use. Our CD license from Philips expires in 2006. The term of our Discovision CD license continues until the expiration of the last Discovision patent covered by the license. Our Philips' DVD license expires in 2009 with royalty payments due based on the number of DVDs sold. The Discovision DVD license expires upon the expiration of the last DVD patent covered by the license. We are currently negotiating licenses from other owners of DVD technology to manufacture DVDs worldwide. If we are unable to obtain these additional DVD licenses or maintain our existing CD and DVD licenses, our business could be substantially harmed.

THE LOSS OF OUR EXECUTIVE OFFICERS AND OTHER KEY PERSONNEL COULD HAVE MATERIAL ADVERSE EFFECT ON OUR OPERATIONS.

         Our success depends in part upon the continued contributions of our executive officers. We have employment agreements with certain of our executive officers but we do not maintain key person life insurance policies on any of our executive officers. We believe that our future success also depends in large part upon the continued contributions of our key management, operations, sales and marketing and information services personnel as well as on our ability to attract and retain additional highly skilled personnel in such areas. Failure to attract and retain key personnel could have a material adverse effect on our business, financial condition and results of operations.

WE MAY EXPERIENCE VARIABILITY IN OUR NET SALES AND NET INCOME ON A QUARTERLY BASIS.

         Many factors may cause our net sales and net income to vary from quarter to quarter. Among these factors are the condition of the CD, DVD and multimedia products industry in general, shifts in demand for software and hardware products, volume of products and services outsourced to other service providers, technological changes and industry announcements of new products and upgrades, absence of long-term commitments from customers, timing and variable lead-times of customer orders, delays in or cancellations of customer orders, effectiveness in managing manufacturing processes and changes in national and international economic conditions. We may be unable to adjust our spending levels on a timely basis to account for changing conditions. Therefore, if revenues do not meet expectations in any given quarter, operating results may be materially adversely affected.

         Further, the demand for CD, DVD and other multimedia consumer products is seasonal, with the highest volumes occurring in the second half of the year, concurrent with the new school year and the holiday season. This seasonality could result in significant quarterly variations in financial results, with the third and fourth quarters generally being the strongest. As a result of the potential fluctuations in quarterly operating results, we believe that period-to-period comparisons of our financial results should not be relied upon as an indication of future performance.

OUR COMMON STOCK HAS EXPERIENCED IN THE PAST, AND COULD EXPERIENCE IN THE FUTURE, SUBSTANTIAL PRICE VOLATILITY.

         A number of factors could affect our stock price, including quarter-to-quarter variations in our actual or anticipated financial results; announcements by us, our competitors or customers; changes in stock market analysts' recommendations regarding us or our competitors; developments in the industry and general market conditions. In addition, the stock market has experienced significant price and volume fluctuations that have affected the market price of many companies and that have at times been unrelated to the operating performance of the specific companies whose stock is traded. Broad market fluctuations and general economic conditions may adversely affect the market price of our common stock.


                 RESALE OF SECURITIES COVERED BY THIS PROSPECTUS

         This prospectus, as appropriately amended or supplemented, may, with our consent, be used from time to time by persons (or their transferees, donees, pledgees or other successors-in-interest) who have received shares covered by this prospectus in acquisitions of assets or securities who wish to offer and sell the shares covered by this prospectus in transactions in which they and any broker-dealer through whom any of the shares covered by this prospectus are sold may be deemed to be underwriters within the meaning of the Securities Act of 1933. We refer to these persons who may sell shares covered by this prospectus as "selling shareholders." We will receive none of the proceeds from any sales by selling shareholders. There presently are no agreements pertaining to the distribution of the shares covered by this prospectus.

         Agreements with the selling shareholders permitting use of this prospectus may provide that any such offering be effected in an orderly manner through securities dealers, acting as broker or dealer, selected by us; that selling shareholders enter into custody arrangements with one or more banks with respect to such shares; and that sales be made only by one or more of the methods described in this prospectus, as appropriately supplemented or amended when required.

         We anticipate that resales of the shares covered by this prospectus by selling shareholders may be effected from time to time on the open market in ordinary brokerage transactions on the Nasdaq Stock Market, or such other security exchange on which our common stock may be listed, or in private transactions (which may involve crosses and block transactions). The shares covered by this prospectus will be offered for sale at market prices prevailing at the time of sale or at negotiated prices and on terms to be determined when the agreement to sell is made or at the time of sale, as the case may be. The shares covered by this prospectus may be offered directly, through agents designated from time to time, or through brokers or dealers. A member firm of the National Association of Security Dealers, Inc. may be engaged to act as a selling shareholder's agent in the sale of the shares covered by this prospectus by the selling shareholder and/or may acquire shares covered by this prospectus as principal. Broker-dealers participating in such transactions as agent may receive commissions from the selling shareholder (and, if they act as agent for the purchaser of such shares covered by this prospectus, from such purchaser).

         Participating broker-dealers may agree with the selling shareholder to sell a specified number of shares at a stipulated price per share and, to the extent such broker-dealer is unable to do so, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer's commitment to the selling shareholder. In addition or alternatively, shares may be sold by the selling shareholder, and/or by or through other broker-dealers in special offerings, exchange distributions, or secondary distributions. Broker-dealers who acquire shares as principal may thereafter resell such shares covered by this prospectus from time to time in transactions (which may involve cross and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described in the preceding two sentences) on the Nasdaq Stock Market or such other security exchange on which the common stock may be listed, in negotiated transactions, or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive commissions from the purchasers of such shares.

         Upon notification to us by the selling shareholder that a particular offer to sell the shares covered by this prospectus is made, a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution, or secondary distribution, or any block trade has taken place, to the extent required, a supplement to this prospectus will be delivered together with this prospectus and filed pursuant to Rule 424(b) under the Securities Act of 1933 setting forth with respect to such offer or trade the terms of the offer or trade, including:

         o        the name of each selling shareholder;

         o        the number of shares covered by this prospectus involved;

         o the price at which the shares covered by this prospectus were sold;

         o any participating brokers, dealers, agents or member firm involved;

         o any discounts, commissions and other items paid as compensation from, and the resulting net proceeds to, the selling shareholder;

         o that such broker-dealers did not conduct any investigation to verify the information set out in this prospectus; and

         o        other facts material to the transaction.

         Shares covered by this prospectus may be sold directly by the selling shareholder or through agents designated by the selling shareholder from time to time. Unless otherwise indicated in a supplement to this prospectus, any such agent will be acting on a best efforts basis for the period of its appointment.

         The selling shareholder and any brokers, dealers, agents, member firm or others that participate with the selling shareholder in the distribution of the shares covered by this prospectus may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any commissions or fees received by such persons and any profit on the resale of the shares covered by this prospectus purchased by such person may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

         We may agree to indemnify the selling shareholder as an underwriter under the Securities Act of 1933 against certain liabilities, including liabilities arising under the Securities Act of 1933. Agents may be entitled under agreements entered into with the selling shareholder to indemnification against certain civil liabilities, including liabilities under the Securities Act of 1933.

         The selling shareholder will be subject to the applicable provisions of the Securities Exchange Act of 1934, and the rules and regulations thereunder, including without limitation Regulation M, which provisions may limit the timing of purchases and sales of any of the shares covered by this prospectus by the selling shareholder. All of the foregoing may affect the marketability of the shares covered by this prospectus.

         We will pay substantially all the expenses incident to the offering of the shares covered by this prospectus by the selling shareholder to the public other than brokerage fees, commissions and discounts of underwriters, dealers or agents.

         In order to comply with certain states' securities laws, if applicable, the shares covered by this prospectus will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the shares covered by this prospectus may not be sold unless the shares covered by this prospectus have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.


                                  LEGAL MATTERS

         The validity of the issuance of the common stock offered hereby will be passed upon for us by Fredrikson & Byron, P.A.


                                     EXPERTS

         The audited financial statements and schedules incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                       WHERE YOU CAN FIND MORE INFORMATION

SEC FILINGS

         We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission under Securities and Exchange Commission file number 0-28426. You may read and copy any reports, statements or other information filed by us at the Securities and Exchange Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. You can request copies of these documents, upon payment of a duplicating fee, by writing to the Securities and Exchange Commission. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and on the Securities and Exchange Commission Internet site (http://www.sec.gov).

REGISTRATION STATEMENT

         We have filed a registration statement on Form S-4 to register with the Securities and Exchange Commission the shares of common stock offered by this prospectus. This prospectus is part of that registration statement. As allowed by Securities and Exchange Commission rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement.

DOCUMENTS INCORPORATED BY REFERENCE

         The Securities and Exchange Commission allows us to "incorporate by reference" information into this prospectus. This means that we may disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. Information that is incorporated by reference is considered part of this prospectus, except for any information superseded by information contained directly in this prospectus or in later filed documents incorporated by reference in this prospectus.

         This document incorporates by reference the Zomax Securities and Exchange Commission documents (or portions thereof) set forth below. All of the documents were filed under Securities and Exchange Commission File No. 0-28426.

1. Annual Report on Form 10-K for the year ended December 29, 2000, including information specifically incorporated by reference into the Form 10-K from our 2000 Annual Report to Shareholders and our definitive Notice and Proxy Statement for our 2001 Annual Meeting of Shareholders;

2. Quarterly Reports on Form 10-Q for the quarters ended March 30, 2001, June 29, 2001 and September 28, 2001;

3. The description of our common stock, which is contained or incorporated by reference in the registration statement on Form 8-A dated May 2, 1996 which was declared effective by the Securities and Exchange Commission on May 7, 1996;

4. All documents filed by us with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of such filing.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

         You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any person to provide you with any information that is different from what is contained in this prospectus. This prospectus is dated ________________, 2002. You should not assume that the information contained in this prospectus is accurate as of any date other than such date, and neither the delivery to you of this prospectus nor the issuance to you of shares of common stock will create any implication to the contrary.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 302A.521, subd. 2, of the Minnesota Statutes requires Zomax to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to Zomax, against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions if such person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties or fines: (2) acted in good faith; (3) received no improper personal benefit and statutory procedure has been followed in the case of any conflict of interest by director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person's official capacity as a director, officer, board committee member or employee, reasonably believed that the conduct was in the best interests of Zomax, or, in the case of acts or omissions occurring in the person's official capacity as a director, officer or employee of Zomax involving service as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of Zomax. In addition, Section 302A.521, subd. 3, requires payment by Zomax, upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain circumstances. A decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders or by a court.

         Zomax's Bylaws provide for indemnification to the full extent permitted by the laws of the state of Minnesota, pursuant to Minnesota Statutes Section 302A.521, as now enacted or hereafter amended, against and with respect to threatened, pending or completed actions, suits or proceedings arising from, or alleged to arise from, a party's actions or omissions as a director, officer, employee or agent of Zomax or any subsidiary of Zomax or of any other corporation, partnership, joint venture, trust or other enterprise which has served in such capacity at the request of Zomax if such acts or omissions occurred or were or are alleged to have occurred, while said party was a director or officer of Zomax. Generally, under Minnesota law, indemnification will only be available where an officer or director can establish that he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of Zomax.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)      Exhibits. See Exhibit Index.

(b)      Financial Statement Schedules. Not applicable.

(c)      Report, Opinion or Appraisal. See Exhibit 5.1.

ITEM 22. UNDERTAKINGS.

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a posteffective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such posteffective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(d) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(f) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(g) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on March 22, 2002.

                           ZOMAX INCORPORATED


                           By /s/ James T. Anderson
                              --------------------------------------------------
                               James T. Anderson
                               Chairman of the Board and Chief Executive Officer

                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature to this Registration Statement appears below hereby constitutes and appoints James T. Anderson and John Gelp, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his or her behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments and post-effective amendments to this Registration Statement, any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and any and all instruments or documents filed as part of or in connection with any of such amendments or registration statements, and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his or her substitutes, shall do or cause to be done by virtue hereof.

Signatures                               Title                                       Date
----------                               -----                                       ----
/s/ James T. Anderson                    Chairman of the Board and Chief Executive   March 22, 2002
------------------------------------     Officer (principal executive officer)
James T. Anderson

/s/ Anthony Angelini                     President, Chief Operating Officer and      March 22, 2002
------------------------------------     Director
Anthony Angelini

/s/ John Gelp                            Executive Vice President, Chief Financial   March 22, 2002
------------------------------------     Officer and Secretary (principal
John Gelp                                accounting and financial officer)

/s/ Phillip T. Levin                     Director                                    March 22, 2002
------------------------------------
Phillip T. Levin

/s/ Robert Ezrilov                       Director                                    March 22, 2002
------------------------------------
Robert Ezrilov

/s/ Howard P. Liszt                      Director                                    March 22, 2002
------------------------------------
Howard P. Liszt

/s/ Janice Ozzello Wilcox                Director                                    March 22, 2002
------------------------------------
Janice Ozzello Wilcox

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ZOMAX INCORPORATED

                                INDEX TO EXHIBITS

EXHIBIT       DESCRIPTION
-------       -----------
4.1           Articles of Incorporation*
4.2           Bylaws**
5.1           Opinion and Consent of Fredrikson & Byron, P.A.
23.1          Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1)
23.2          Consent of Arthur Andersen LLP
24.1          Power of Attorney (included on the signature page hereto)
99.1          Representations from Arthur Andersen LLP

----------------------
* Incorporated by reference to the same exhibit number to Registration Statement on Form S-1, SEC File No. 333-2430.
** Incorporated by reference to Exhibit 3.1 to Annual Report on Form 10-K for year ended December 29, 2000.